Exhibit 10.3

Construction Agreement

Party A:   Weinan Hi-Tech Zone Meikegaote Goat Milk Product Ltd.

Party B:   Huangli Town Construction Patrol

Based on the two parties’ consultation, Party B agrees to undertake the civil engineering and equipment installation project of Party A’s Goat Breed Farm.

1.

Project information:

(1)

project name: Weinan Meikegaote Milk Goat Breed Centre

(2)

project location: Shanxi Province Fuping Town (for specific project address see appendix)

(3)

project content: goat barn, warehouse, refrigerating tank, milk station building construction, hardened ground, ceiling, milking equipment (16 digit), purchase and installation of milk tank, installation of water, well and circuit, purchase and installation of solar energy, milk pump, heat exchanger, enclosure and inside fitment. (for details see the Budget List)

(4)

contract form: contract for labor and material

2.

Project term

(1)

Main project: start on June 20, 2009

(2)

Completion date: complete on September 20, 2009

3.

Quality standard: eligible

4.

The parties’ liabilities:

(1)

Party A: take charge of three supplies and one leveling, shop drawing and relative technical requirement, make payment in time according to contract.

(2)

Party B: construct according to the blueprint and specific requirements of Party A, if there are any changes, it should solved be by negotiation. Party B should guarantee the construction quality and complete the project on time. Party B should be responsible for all accidents which may occur during the construction.

5.

Total Project Price: according to budget, total price is: RMB 7360000.00.

6.

Documents included:

(1)

Contract agreement

(2)

Shop drawing

(3)

Project budget

7.

Method of Payment:

(1)

60% of the Total Project Price as advance payment shall be paid after 10 days Party B starts working on the building site.

(2)

15% of the Total Project Price shall be paid after the bulk of the construction has been completed.

(3)

The remaining of the Total Project Price shall be paid within one year after the completion of the project.

8.

Contract effective date:

(1)

The contract shall become effective upon signing by both parties.

(2)

The contract is written in two originals, each with equal force, one for each party.

Party A:	Party B:

Contract appendix:

Project budget table of Weinanmeikegaote Milk Goat Breed Farm

No	Item	Scale/quantity	Budget (ten thousand RMB)
1	Goat barn (200)	10	300
2	Goat barn (400)	2	90
3	hardened ground, ceiling	15*3+45	90
4	Milking equipment (16 digit)	4	44
5	Milk tank, milk storage slot	4	20
6	Water well, electricity	1	16
7	Solar energy equipment	4 set	2
8	Enclosure, bounding wall, door		72
9	Milk pump, pipe		6
10	Plate hear exchanger		8
11	Storage tank, warehouse	8	84
12	Inside and outside fitmentbrim		4
13	Total		736

Capital construction address:

No	Place	Concrete position	Area (hectare)	livestock	Construction Scale	Capital construction (ten thousand RMB)
1	Yan village	Gongli toen Dong village nine group	25	800	200 unit	126
2	Longquan village	Liuji town Longquan village	20	800	200 unit	125
3	Santiao village	Zhuangli town Santiao village four group Wolong mountain	90	1200	600 unit	397
4	Huazhu	Huazhu villagezhaopo six group Yan village slope	15	400	200 unit	88

Total:  RMB 7.360,000